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                                                                      Exhibit 21

         SUBSIDIARIES OF FOX/LIBERTY NETWORKS, LLC AS OF MARCH 31, 1999

Affiliated Regional Communications,       Liberty/Fox Northwest L.P.
Ltd.


                                          Liberty/Fox ARC L.P.
ARC Holding, Ltd.


                                          Liberty/Fox Canada LLC
BB Fit TV Holdings, LLC (Inactive)


                                          Liberty SportSouth, Inc.
Fox/Liberty SportsCom, LLC


                                          LMC Sunshine, Inc.
Fox/Liberty Network Sales, Inc.


                                          LMC Southeast Sports, Inc.
Fox Sports Ad Sales Holdings, LLC


                                          National Sports Partners
Fox Sports Detroit, LLC


                                          National Advertising Partners
Fox Sports National Holdings, LLC


                                          Prime Sports Network--Upper Midwest
Fox/Liberty Bay Area, LLC


                                          Prime Philadelphia Sports, LLC
Fox/Liberty Chicago, LLC


                                          Prime Network, LLC
Fox Sports Net, LLC


                                          Prime Ticket Networks, L.P.
Fox Sports Net Baseball, LLC


                                          Prime Sports Northwest Network
Fox Sports RPP Holdings, LLC


                                          PrimeSports Channel Networks
Fox/Liberty Ad Sales, LLC                 Associates


Fox/Liberty West II, LLC                  Professional Sports Services, LLC


Foxwatch Productions, Inc.                Regional Programming Partners


FX Networks, LLC                          Rocky Mountain Prime Sports Network


Liberty/Fox KBL L.P.                      Sports Holding Inc.


Liberty/Fox Network Programming, LLC      SportsChannel Chicago Associates


Liberty/Fox Southeast LLC                 SportsChannel Prism Associates


Liberty/Fox Distribution L.P.             SportsChannel Bay Area Associates


Liberty/Fox Arizona LLC                   SportSouth Network, Ltd.


Liberty/Fox Sunshine LLC                  SportSouth Holdings, LLC


Liberty/Fox Upper Midwest L.P.            Sunshine Network


Liberty/Fox Utah LLC                      Upper Midwest Cable Partners

Liberty/Fox West LLC